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                      BLACK, MCCUSKEY, SOUERS & ARBAUGH
                       A LEGAL PROFESSIONAL ASSOCIATION
                            1000 UNITED BANK PLAZA
                           220 MARKET AVENUE SOUTH
                           CANTON, OHIO 44702-2116
                                 216-456-8341

                                  TELECOPIER
                                 216-456-5756


                                 June 9, 1995


Belden & Blake Corporation
5200 Stoneham Road
North Canton, Ohio 44720

Gentlemen:

        Reference is made to your Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission with respect to the proposed sale of up to 4,025,000 shares (the "Shares") of common stock, without par value (the "Common Stock") of Belden & Blake Corporation (the "Company").

        We have examined the proceedings taken to organize the Company, its Articles of Incorporation and Code of Regulations and all amendments to date, the records of proceedings taken by its shareholders and directors to date and the applicable provisions of the laws of the State of Ohio under which the Company was incorporated.

        Based upon the foregoing, and upon the examination of such other matters as we have deemed necessary in order to express the opinions hereinafter set forth, we are of the opinion that:

        1. The Company is a corporation duly organized and in good standing under the laws of the State of Ohio having an authorized capital stock consisting of 12,000,000 shares of Common Stock of which 7,106,246 shares are issued and outstanding, 5,000,000 shares of Class I Serial Preferred Stock, without par value, of which none is outstanding and 3,000,000 shares of Class II Serial Preferred Stock, without par value, of which 24,000 shares are outstanding.

        2. The Shares to be issued pursuant to said Registration Statement have been duly authorized and, when issued and sold upon the terms described in said



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June 9, 1995
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Registration Statement, will have been legally and validly issued and will be fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ Black, McCuskey, Souers & Arbaugh

                                        BLACK, MCCUSKEY, SOUERS & ARBAUGH